RM ADVISER, LLC

REALTYMOGUL®

Income REIT

Q3/2024



RealtyMogul Income REIT

RealtyMogul Income REIT is a non-traded REIT, focused on providing monthly income to investors through debt and equity investments in a diversified pool of commercial real estate property types, including multifamily, retail, and office.

KEY OBJECTIVES

To pay attractive and consistent cash distributions; and

To preserve, protect, increase, and return your capital contribution*

*There is no guarantee that we will achieve our objectives.

RealtyMogul Income REIT

TOTAL ASSET VALUE[1]	TOTAL SQUARE FOOTAGE[2]	NUMBER OF REAL ESTATE INVESTMENTS[2]
$379M	2,217,459	16

INCEPTION TO DATE RETURN[3]	FIVE-YEAR RETURN[3]	THREE-YEAR RETURN[3]	ONE-YEAR RETURN[3]
4.7%	2.7%	-2.2%	-14.9%

Q3 ANNUALIZED DISTRIBUTION RATE[4]	DISTRIBUTION FREQUENCY	TAX REPORTING FORM	CONSECUTIVE DISTRIBUTIONS[4]
6.0%	MONTHLY	1099-DIV	96

*All data as of September 30, 2024 unless otherwise specified.

1 Aggregate value of properties owned by RealtyMogul Income REIT, LLC based on the most recent internal valuations as of the end of the fiscal quarter upon which our most recently announced net asset value ("NAV") per share is based pursuant to our valuation policies provided, however, the value of properties underlying investments acquired since the effective date of the most recently announced NAV per share is based on the most recent purchase price of such properties. The aggregate value of the properties underlying loans made by RealtyMogul Income REIT, LLC is based on independent appraisals dated within six months of the original acquisition dates by RM Adviser, LLC ("RM Adviser" or the "Manager"), Realty Mogul, Co. or Realty Mogul Commercial Capital, Co., as applicable. As with any methodology used to estimate value, the methodology employed by our affiliates' internal accountants or asset managers is based upon a number of estimates and assumptions about future events that may not be accurate or complete. For more information, see the section of our Offering Circular captioned "Description of Our Common Shares – Valuation Policies."

2 As of October 31, 2024.

3 Returns shown reflect the percent change in the NAV per share from the beginning of the applicable period, plus the amount of any distribution per share declared in the period. All returns shown assume reinvestment of monthly distributions pursuant to RealtyMogul Income REIT's distribution reinvestment plan, are derived from unaudited financial information and are net of all RealtyMogul Income REIT expenses, including management fees. An individual shareholder's total return may vary from the total return, and there is no assurance that shareholders will be able to realize the estimated NAV per share upon attempting to sell their shares. Past performance is historical and not a guarantee of future results. Returns are annualized using a compounding method and are consistent with the IPA Practice Guideline 2018, as reported in the IPA/Stanger Monitor.

4 There is no guarantee that shareholders will receive a distribution, and distributions have been paid from sources other than cash flow from operations, including net proceeds from our offering, cash advances by our Manager, cash resulting from a waiver of fees or reimbursements due to our Manager, borrowings and the issuance of additional securities. The board of managers may in the future declare lower distributions or no distributions at all for any given period.

Portfolio Statistics[5]

PROPERTY TYPES


RETAIL
3%
MIXED-USE
4%
OFFICE
19%
MULTIFAMILY
74%

GEOGRAPHIC REGION


SOUTH
11%
WEST
12%
MIDWEST
50%
EAST
27%

INVESTMENT TYPES

JOINT VENTURE 97% PREFERRED EQUITY 3%

RM ADVISER, LLC

5 Based on the then current outstanding real estate investment amounts as of October 31, 2024.

Distributions

In 2023, 100% of our distributions were classified as non-dividend distributions, also known as return of capital, which distributions are non-taxable in certain instances.[6,7] This classification was due in part to depreciation and amortization from our real estate investments.[6,7] We believe this is a benefit for our REIT investors.[7]

Since 100% of distributions in 2023 were classified as non-dividend distributions, investors would have otherwise needed a 10.14% return from a taxable investment to match its 6.0% annualized distribution rate for 2023[6,7,8]:

2023 DISTRIBUTION VS. TAX-EQUIVALENT YIELD


12.00%
10.00%
8.00%
6.00%
4.00%
2.00%
0.00%
6.00%
10.14%
Income REIT Distribution Rate FY 2023
Tax-Equivalent Yield

6 There is no guarantee that shareholders will receive a distribution, and distributions have been paid from sources other than cash flow from operations, including net proceeds from our offering, cash advances by our Manager, cash resulting from a waiver of fees or reimbursements due to our Manager, borrowings and the issuance of additional securities. The board of managers may in the future declare lower distributions or no distributions at all for any given period.

7 Each investor's tax considerations are different and consulting a tax advisor is recommended. Any of the data provided herein should not be construed as investment, tax, accounting or legal advice. Return of capital reduces the shareholder's tax basis in the year the distribution is received, and generally defers taxes on that portion until the capital asset is sold. Certain non-cash deductions, such as depreciation and amortization, lower the taxable income for distributions. A portion of distributions may be tax deferred given the ability to characterize ordinary income as return of capital. Certain non-cash deductions, such as depreciation and amortization, lower the taxable income for distributions. Investors should be aware that a REIT's return on capital percentage may vary significantly in a given year and, as a result, the impact of the tax law and any related advantages may vary significantly from year to year.

8 The illustrative example assumes a maximum ordinary tax bracket of 37% and includes the 3.8% Medicare surtax that is applied to the net investment income above certain thresholds. Investors could be subject to state income tax in their state of residence which would lower the after-tax yield received by the investor. The illustrative example does not reflect the impact of increasing net operating income ("NOI"); an increasing NOI from higher rents would reduce the amount of non-dividend distributions. Past performance is not indicative of future results. Income REIT Annualized Distribution Rate reflects the daily distributions for 12 months ending December 31, 2023. Income REITs return of capital was 0% in 2019, 85% in 2020, 0% in 2021, 100% in 2022, and 100% in 2023.

Views From Management

$10.30 →$8.24

Last 12 Months NAV Per Share

(September 2023 to September 2024)

6.0%

Average Daily Distributions for the last 12 months[9]

As noted in previous quarters, the commercial real estate market has faced a pricing decline since 2022, which has also impacted our REIT's net asset value (NAV). While this period has presented new opportunities for investment, there are challenges that we acknowledge. We want to take this opportunity to explore the factors contributing to the decline in NAV, the challenges that remain, and our outlook for the future.

Understanding the Decline in NAV

As provided in the REIT's offering circular, we report NAV quarterly. This calculation involves our internal estimates of the fair value of assets and liabilities, including the value of our real estate investments. NAV per share determination reflects the total value of our assets minus the total value of liabilities, divided by the number of outstanding shares as of the determination date.

NAV calculations are inherently based on assumptions and projections that may differ significantly across methodologies. However, some universal factors influence real estate valuations, including cash flow projections, cap rates, and discount rates.

Key Factors Influencing NAV

Cash Flows

Cash flows from real estate are based on rental and other income from tenants minus operating expenses, debt service and other non-operating expenses. Most of our assets are multifamily properties, whose rental income experienced significant growth in 2021 and 2022 before leveling off in 2023 and 2024.

9 There is no guarantee that shareholders will receive a distribution, and distributions have been paid from sources other than cash flow from operations, including net proceeds from our oering, cash advances by our Manager, cash resulting from a waiver of fees or reimbursements due to our Manager, borrowings and the issuance of additional securities. The board of managers may in the future declare lower distributions or no distributions at all for any given period.

Views From Management
(cont.)

Cash Flows (cont.)

From 2021 to 2023, increased construction of new multifamily properties — driven by low interest rates — has led to heightened competition, putting downward pressure on rental rates. According to CBRE, net absorption significantly outpaced completions in 2021 and early 2022, but the trend reversed by 2024.[10] This supply increase has contributed to higher vacancy rates and limited rent growth since late 2023.


Rent Change Y-o-Y (%)
Monthly Rent Per Unit ($)
Rent Change Y-o-Y (L)
Monthly Rent Per Unit (R)


Units (thousands)
Completions
Net Absorption

10 CBRE Research, Q3 2024

Views From Management
(cont.)

Cash Flows (cont.)

Operating expenses for multifamily properties rose by 12% in 2023, as reported by IREM, which we believe was due to inflationary pressures from post-COVID policies and global supply chain disruptions.[11] While inflation has slowed in 2024, cumulative price increases from prior years continue to impact costs such as payroll, materials, taxes, and insurance.

These pressures on cash flows directly impact net operating income (NOI). As NOI serves as a key input for determining property values, these factors inevitably contributed to downward pressure on valuations. However, we remain focused on managing expenses effectively and optimizing revenue streams to mitigate these challenges and position our portfolio for recovery.

Interest Rates, Discount Rates and Cap Rates

The rising yield on U.S. Treasury Notes has had a profound impact on real estate valuation metrics, including discount rates and cap rates.

In the third quarter of 2020, the yield on the 10-year U.S. Treasury Notes began to climb, accelerating rapidly and sustaining an upward trajectory for nearly four years, culminating in Q2 2024. We believe this extended rise has already had significant implications for commercial real estate, driving up cap rates across asset classes. The office, multifamily, industrial, and retail sectors all began to experience upward trends in cap rates between Q2 2021 and Q2 2022, reflecting the broader impact of rising interest rates on valuations.

11 IREM National Summary 2023 Operating Data

Views From Management
(cont.)

Interest Rates, Discount Rates and Cap Rates (cont.)


Market Cap Rate Trends for Property Types (2010 - 2024)
Office Cap Rates
Multi-Family Cap Rates
Retail Cap Rates
Industrial Cap Rates
Market Cap Rate
10.0%
9.0%
8.0%
7.0%
6.0%
5.0%
4.0%
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
Year

Views From Management
(cont.)

Interest Rates, Discount Rates and Cap Rates (cont.)

Discount rates, which reflect the required return on an investment, have increased alongside Treasury Note yields. The RERC Real Estate Investment Survey estimates that discount rates have increased by 50 basis points since 1Q22.

Debt Risk

While most of our portfolio is financed with fixed-rate debt, we strategically utilized floating-rate debt for certain short-term, value-add business plans. At the start of the year, we had two investments with 2024 debt maturities — Kings Landing and Columbus Office Portfolio — both on floating-rate loans. In August, we successfully refinanced the Kings Landing loan for five years with a fixed interest rate, leaving Columbus Office Portfolio as the only maturity remaining for 2024. Beyond these, the rest of our portfolio benefits from fixed-rate debt with long-term maturities, significantly reducing our exposure to near-term refinancing risks and interest rate volatility.

Reasons for Optimism

While the past three years have been difficult, we see several reasons for optimism:

1. **Market Reset:** According to Greenstreet's CPPI, commercial property prices are at levels not seen since 2020.[12] This market reset offers opportunities to acquire properties at attractive valuations.

12 Greenstreet Commercial Property Price Index

Views From Management (cont.)

Reasons for Optimism (cont.)

2. **Strong Multifamily Fundamentals:** Despite recent challenges, multifamily remains one of the most resilient asset classes, supported by a significant housing shortage, record-high home prices, and constrained new development. Fannie Mae estimates a housing deficit exceeding 4 million homes, while Yardi Matrix projects minimal new multifamily construction until at least 2027.[13,14]

3. **Solid Liquidity:** With liquid assets representing 6% of NAV and certain assets targeted for sale, we are well-positioned to preserve existing investments, cover cash needs, and seize new opportunities.

4. **Long-Term Debt Stability:** 15 of our 16 investments are secured with fixed-rate mortgages, with 12 maturing in 2028 or beyond. This structure provides insulation against short-term interest rate volatility, ensuring stability in our financing strategy.

5. **Consistent Distributions**: We continue to deliver monthly distributions to investors, classified for tax purposes as a return of capital and tax-free for 2023.

6. **Positive Market Activity:** Major industry players have resumed commercial real estate acquisitions, signaling confidence in current market conditions.

13 Fannie Mae Research, October 2022
14 Yardi Matrix Forecast, November 2024

Views From Management (cont.)

Looking Ahead

We understand the frustration many of you feel regarding NAV declines and do not take these challenges lightly. While we cannot ignore the difficulties of the past few years, we remain focused on transparency, disciplined management, and long-term value creation.

The signs of stabilization and improvement we see now bolster our confidence in the future. Thank you for your trust and support as we navigate these challenges together.

Geography



16

Real Estate Investments

15 JOINT VENTURES | 1 PREFERRED EQUITY INVESTMENT

UNDERLYING REAL ESTATE
SPREAD ACROSS SEVEN STATES

Investment History[15]


INVESTMENT TYPE
10%
SENIOR DEBT
3%
SUBORDINATED DEBT
11%
MEZZANINE DEBT
13%
PREFERRED EQUITY
63%
JV EQUITY


PRODUCT TYPE
4%
FLEX
2%
SELF-STORAGE
13%
RETAIL
55%
MULTIFAMILY
26%
OFFICE

Since inception in August 2016, Income REIT has made 39 real estate investments, totaling over $161 million. To date, 23 of these investments have successfully paid back in full, totaling over $60 million in principal investment value returned.

15 Based on all historical real estate investments acquired by RealtyMogul Income REIT from inception of August 12, 2016 through October 31, 2024.

Distributions



DISTRIBUTIONS

6.0%

Monthly Distribution

declared during Q3 2024 equated to approximately 6.0% on an annualized basis based upon net asset value.[16]

16 There is no guarantee that shareholders will receive a distribution, and distributions have been paid from sources other than cash flow from operations, including net proceeds from our offering, cash advances by our Manager, cash resulting from a waiver of fees or reimbursements due to our Manager, borrowings and the issuance of additional securities. The board of managers may in the future declare lower distributions or no distributions at all for any given period.

Rent Collections

98%

Q3 2024 RENT COLLECTIONS

AVERAGE

95.4% 23Q4	95.2% 24Q1
96.0% 24Q2	97.7% 24Q3

Average quarterly rent collection rate calculation based only on JV Equity investments and excludes debt and preferred equity investments.

Occupancy

AVERAGE QUARTERLY Occupancy Rates

Average quarterly occupancy rate calculation based only on JV Equity investments and excludes debt and preferred equity investments.

23Q4	92.0%
24Q1	90.6%
24Q2	91.4%
24Q3	92.2%

Current Multifamily Renovation Projects

24Q3

PROPERTY	UNITS RENOVATED	TOTAL UNITS TO BE RENOVATED	PERCENT COMPLETE	AVERAGE INCREASE (LEASED UNITS)	RENT INCREASE OVER PRIOR RENTS
LA PRIVADA	189	240	78.8%	$98/MONTH	15.3%
HAMPTONS	102	114	89.5%	$317/MONTH	31.9%
POHLIG	27	28	96.4%	$205/MONTH	16.2%
TURTLE CREEK	82	128	64.1%	$174/MONTH	13.3%
KINGS LANDING	97	152	63.8%	$307/MONTH	20.4%
BENTLEY APT	101	138	73.2%	$192/MONTH	15.0%
HAVERFORD PLACE	89	160	55.6%	$226/MONTH	19.1%
223 E TOWN	36	84	42.9%	$50/MONTH	3.3%
TOTAL / WEIGHTED AVERAGE	**723**	**1,044**	**69.3%**	**$196/MONTH**	**18.0%**










Investment Activity

PORTFOLIO OVERVIEW[17]

ASSET	LOCATION	ACQUISITION DATE	PROPERTY TYPE	INVESTMENT TYPE	EQUITY INVESTED	INTEREST RATE
TEXAS RETAIL PORTFOLIO	MULTIPLE LOCATIONS, TX	7/18/17	RETAIL	PREFERRED EQUITY	$3,325,000	14.00%
LA PRIVADA APARTMENTS	EL PASO, TX	5/31/19	MULTIFAMILY	JV EQUITY	$4,748,228	N/A
THE HAMPTONS APARTMENTS	VIRGINIA BEACH, VA	10/9/19	MULTIFAMILY	JV EQUITY	$10,277,966	N/A
COLUMBUS OFFICE PORTFOLIO	COLUMBUS, OH	11/5/19	OFFICE	JV EQUITY	$7,826,619	N/A
POHLIG BOX FACTORY & SUPERIOR WAREHOUSE	RICHMOND, VA	2/19/20	MULTIFAMILY	JV EQUITY	$7,574,307	N/A
LUBBOCK MEDICAL OFFICE BUILDING	LUBBOCK, TX	6/26/20	MEDICAL OFFICE	JV EQUITY	$2,926,477	N/A
TURTLE CREEK	FENTON, MO	1/28/21	MULTIFAMILY	JV EQUITY	$6,000,000	N/A
KINGS LANDING[18]	CREVE COEUR, MO	7/28/21	MULTIFAMILY	MEMBER LOAN / JV EQUITY	$11,609,066	N/A
MINNEHAHA MEADOWS	VANCOUVER, WA	9/20/21	MULTIFAMILY	JV EQUITY	$3,355,018	N/A
ROOSEVELT COMMONS	VANCOUVER, WA	9/20/21	MULTIFAMILY	JV EQUITY	$3,209,112	N/A
BENTLEY APARTMENTS	GROVE CITY, OH	10/13/21	MULTIFAMILY	JV EQUITY	$8,000,000	N/A
HAVERFORD PLACE	GEORGETOWN, KY	2/2/22	MULTIFAMILY	JV EQUITY	$9,000,000	N/A
EDISON APARTMENTS	GRESHAM, OR	3/30/22	MULTIFAMILY	JV EQUITY	$5,500,000	N/A
COLUMBIA SQUARE	CINCINNATI, OH	8/23/22	MIXED-USE	JV EQUITY	$4,000,000	N/A
ACROPOLIS	BEAVERCREEK, OH	6/9/23	OFFICE	JV EQUITY	$7,700,000	N/A
223 E TOWN APARTMENTS	COLUMBUS, OH	3/5/24	MULTIFAMILY	JV EQUITY	$4,500,000	N/A
TOTAL					**$99,551,793**	

17 All data as of October 31, 2024 unless otherwise specified. All preferred equity investments are performing and paid current as of October 31, 2024.
18 On June 16, 2023, August 29, 2024, and September 16, 2024, we made member loans to the property in the amounts of $291,566, $3,200,000, and $117,500 respectively

Investment Activity

PAST INVESTMENTS

ASSET	LOCATION	ACQUISITION DATE	PROPERTY TYPE	INVESTMENT TYPE	INVESTMENT AMOUNT	DATE SOLD
CALIFORNIA SELF STORAGE FACILITY	GARDEN GROVE, CA	8/19/16	SELF-STORAGE	MEZZANINE DEBT	$3,915,000	3/29/17
HANFORD RETAIL CENTER	HANFORD, CA	3/31/17	RETAIL	SENIOR DEBT	$1,900,000	12/12/17
WYCKOFF AVENUE APARTMENTS	BROOKLYN, NY	6/20/17	MULTIFAMILY	JUNIOR PARTICIPATION	$1,350,000	6/13/18
ANIMAS FLEX	WEST CHESTER, PA	1/11/17	FLEX	PREFERRED EQUITY	$1,460,525	9/18/18
JADAK HQ	SYRACUSE, NY	6/28/17	FLEX	PREFERRED EQUITY	$1,500,000	6/3/19
CROSSROADS SOUTH	JONESBORO, GA	8/3/17	RETAIL	PREFERRED EQUITY	$1,250,000	6/24/19
CORONA MARKETPLACE	CORONA, CA	8/17/17	RETAIL	MEZZANINE DEBT	$3,549,300	7/2/19
ORANGE TREE VILLAGE	TUCSON, AZ	4/23/18	MULTIFAMILY	PREFERRED EQUITY	$2,275,000	7/16/19
NORTHSIDE AT JOHNS CREEK	SUWANEE, GA	6/20/17	OFFICE	SUBORDINATED DEBT	$1,500,000	8/30/19
PARKWAY PLAZA	SAN ANTONIO, TX	2/17/17	OFFICE	MEZZANINE DEBT	$3,400,000	12/30/19
HARBOR HILLS PLAZA	LA HABRA, CA	3/16/18	RETAIL	PREFERRED EQUITY	$1,900,000	1/31/19
378 MOSS STREET	CHULA VISTA, CA	11/15/17	MULTIFAMILY	SENIOR DEBT	$4,490,000	2/6/20
RIVERSIDE OFFICE PORTFOLIO	RIVERSIDE, CA	10/22/18	OFFICE	MEZZANINE DEBT	$2,500,000	3/6/20
NAUGATUCK VALLEY SHOPPING CENTER	WATERBURY, CA	10/23/18	RETAIL	PREFERRED EQUITY	$3,000,000	3/16/20

CHART CONTINUES ON NEXT PAGE

Investment Activity

PAST INVESTMENTS

ASSET	LOCATION	ACQUISITION DATE	PROPERTY TYPE	INVESTMENT TYPE	INVESTMENT AMOUNT	DATE SOLD
ASHLAN PARK SHOPPING CENTER	FRESNO, CA	11/19/2018	RETAIL	SUBORDINATED DEBT	$3,600,000	4/17/20
AMERIGROUP HQ	VIRGINA BEACH, VA	5/21/2018	OFFICE	PREFFERED EQUITY	$1,700,000	6/9/20
2395 29TH AVE	SAN FRANCISCO, CA	2/16/18	MULTIFAMILY	SENIOR DEBT	$4,750,000	7/29/20
PORTLAND OFFICE	PORTLAND, OR	11/27/18	OFFICE	SENIOR DEBT	$3,950,000	10/15/20
PENSACOLA MARKETPLACE	PENSACOLA, FL	6/12/17	RETAIL	MEZZANINE DEBT	$1,125,000	3/31/21
SYNCHRONY FINANCIAL OFFICE	CANTON, OH	8/19/16	OFFICE	PREFERRED EQUITY	$2,000,000	6/25/21
NV ENERGY NNN	LAS VEGAS, NV	7/9/20	OFFICE	JV EQUITY	$6,000,000	12/31/21
HIGHLAND PLACE	CENTENNIAL, CO	3/22/17	OFFICE	MEZZANINE DEBT	$2,300,000	2/16/22
SHILOH PLACE APARTMENTS	PLANO, TX	11/18/20	MULTIFAMILY	PREFERRED EQUITY	$2,323,030	5/18/22
TOTAL					**$61,737,855**	

Investment Updates

TEXAS RETAIL PORTFOLIO


BUFFALO
WILD WINGS

LOCATION:
MULTIPLE LOCATIONS, TX

PROPERTY TYPE:
RETAIL

INVESTMENT AMOUNT:
$3,325,000

INVESTMENT TYPE:
PREFERRED EQUITY

ACQUISITION DATE:
7/18/2017

MATURITY DATE:
7/6/2027

BUSINESS PLAN:
The borrower used the proceeds of the investment to refinance another loan and fund escrows and closing costs.

ASSET MANAGEMENT UPDATE:
Portfolio occupancy ended Q3 at 99%, and the borrower is current on its interest payments as of September 2024.

LA PRIVADA APARTMENTS



LOCATION:
EL PASO, TX

PROPERTY TYPE:
MULTIFAMILY

INVESTMENT AMOUNT:
$4,748,228

INVESTMENT TYPE:
JOINT VENTURE EQUITY

ACQUISITION DATE:
5/31/2019

BUSINESS PLAN:
Acquire and renovate a Class B multifamily apartment community.

ASSET MANAGEMENT UPDATE:
Property occupancy ended Q3 at 90%. Exterior capital items have been completed and the property is amenitized with new exterior paint, a new playground, new HVAC units, upgraded landscaping, new tables and benches, new BBQ grills, and new roofs. Further HVAC replacement is ongoing and comprises most of the remaining renovation budget. As of September 2024, 189 of the 240 units have been renovated since acquisition. Of those 189 units, all have been leased at an average premium of $98/month, or 15% over prior rents. Having materially completed the business plan, the sponsor has listed this asset for sale with a target sale date in 1Q25.

Investment Updates

THE HAMPTONS APARTMENTS



LOCATION:
VIRGINIA BEACH, VA

PROPERTY TYPE:
MULTIFAMILY

INVESTMENT AMOUNT:
$10,277,966

INVESTMENT TYPE:
JOINT VENTURE EQUITY

ACQUISITION DATE:
10/9/2019

BUSINESS PLAN:
Acquire and renovate a Class B multifamily apartment community.

ASSET MANAGEMENT UPDATE:
Property occupancy ended Q3 at 91%. Exterior capital items completed include new exterior paint and signage, landscaping upgrades, new laundry rooms, balcony and stairwell replacements, and a new gym and leasing office. As of September 2024, 102 of the 114 free-market units have been renovated since acquisition. Of those 102 units, 101 have been leased at an average premium of $317/month, or 32% over prior rents.

COLUMBUS OFFICE PORTFOLIO



LOCATION:
COLUMBUS, OH

PROPERTY TYPE:
OFFICE

INVESTMENT AMOUNT:
$7,826,619

INVESTMENT TYPE:
JOINT VENTURE EQUITY

ACQUISITION DATE:
11/5/2019

BUSINESS PLAN:
Acquire a highly occupied office portfolio, perform capital improvements and execute a lease-up strategy.

ASSET MANAGEMENT UPDATE:
Portfolio occupancy ended Q3 at 65%. The acquisition loan, which matured in November 2023, was modified and extended for one year through the end of November 2024. The business plan is to stabilize the portfolio by completing the tenant improvements related to the DEA space at 500 S Front Street, which tenant signed a 15-year lease and expansion into 19% of the building, and leasing the 25,554 square foot vacant space at 855 Grandview. Given the upcoming maturity of the acquisition loan, the real estate company is exploring refinancing, extension, and sale options in order to determine the best path forward. Refinancing and sale options remain limited for office properties; thus, the real estate company continues to focus on the lease-up of the existing vacancies to enhance the asset in pursuit of a loan extension.

Investment Updates

POHLIG BOX FACTORY & SUPERIOR WAREHOUSE


POHLIG BROS
MANUFACTURERS OF PAPER BOXES

LOCATION:
RICHMOND, VA

PROPERTY TYPE:
MULTIFAMILY

INVESTMENT AMOUNT:
$7,574,307

INVESTMENT TYPE:
JOINT VENTURE EQUITY

ACQUISITION DATE:
2/19/2020

BUSINESS PLAN:
Acquire and renovate a Class A- two-property, mixed-use apartment community.

ASSET MANAGEMENT UPDATE:
Portfolio occupancy ended Q3 at 95%. At the Pohlig Box Factory property, the real estate company is performing regular unit turns. At the Superior Warehouse property, the real estate company is performing full unit renovations, and as of September 2024, 27 of the 28 units were renovated. Of those 27 units, all have been leased at an average premium of $205/month, or 16% over prior rents. The remaining unit has not been renovated but is achieving post-renovation rents. Exterior capital projects have been completed, which included improvements to the roofs, courtyard, hallways and lobby.

LUBBOCK MEDICAL OFFICE BUILDING



LOCATION:
LUBBOCK, TX

PROPERTY TYPE:
MEDICAL OFFICE

INVESTMENT AMOUNT:
$2,926,477

INVESTMENT TYPE:
JOINT VENTURE EQUITY

ACQUISITION DATE:
6/26/2020

BUSINESS PLAN:
Acquire a medical office building that is triple-net leased to a credit tenant with a long-term lease.

ASSET MANAGEMENT UPDATE:
Property occupancy ended Q3 at 100% by a credit tenant, Covenant Health System through August, 2031. As of September 2024, the tenant is current on its rent.

Investment Updates

TURTLE CREEK



LOCATION:
FENTON, MO

PROPERTY TYPE:
MULTIFAMILY

INVESTMENT AMOUNT:
$6,000,000

INVESTMENT TYPE:
JOINT VENTURE EQUITY

ACQUISITION DATE:
1/27/2021

BUSINESS PLAN:
Acquire a multifamily apartment community with potential for steady cash flow.

ASSET MANAGEMENT UPDATE:
Property occupancy ended Q3 at 98%. As of September 2024, 82 of the 96 classic units have been renovated since acquisition. Of those 82 units, all have been leased at an average premium of $174/month, or 13% over prior rents, and unit renovation costs have been below budget. Signage, pergola, benches, grills, landscaping, parking lot, and pool work have been completed.

KINGS LANDING



LOCATION:
CREVE COEUR, MO

PROPERTY TYPE:
MULTIFAMILY

INVESTMENT AMOUNT:
$11,609,066

INVESTMENT TYPE:
MEMBER LOAN/ JOINT VENTURE EQUITY

ACQUISITION DATE:
7/28/2021

BUSINESS PLAN:
Acquire and renovate a highly occupied multifamily apartment community.

ASSET MANAGEMENT UPDATE:
Property occupancy ended Q3 at 96%. As of September 2024, 97 of the 152 units have been renovated since acquisition. Of those 97 units, all have been leased at an average premium of $307/month, or 20% over prior rents. Exterior paint/repairs, asphalt/concrete work, fitness center, interior hallway improvements, clubhouse, amenity space, roof repairs, exterior concrete work, landscaping, and drainage work have been completed. After Q2 2024, in connection with a refinancing of the property, Income REIT made a member loan totaling $3,317,500 to pay off the existing lender, fund closing costs, and fund working capital for the property.

Investment Updates

MINNEHAHA MEADOWS


A

LOCATION:
VANCOUVER, WA

PROPERTY TYPE:
MULTIFAMILY

INVESTMENT AMOUNT:
$3,355,018

INVESTMENT TYPE:
JOINT VENTURE EQUITY

ACQUISITION DATE:
9/20/2021

BUSINESS PLAN:
Acquire a highly occupied multifamily apartment community.

ASSET MANAGEMENT UPDATE:
Property occupancy ended Q3 at 94%. New property signage, BBQ area, package lockers, playground equipment installation, fence work, and pet stations have been completed.

ROOSEVELT COMMONS


F

LOCATION:
VANCOUVER, WA

PROPERTY TYPE:
MULTIFAMILY

INVESTMENT AMOUNT:
$3,209,112

INVESTMENT TYPE:
JOINT VENTURE EQUITY

ACQUISITION DATE:
9/20/2021

BUSINESS PLAN:
Acquire a highly occupied multifamily apartment community.

ASSET MANAGEMENT UPDATE:
Property occupancy ended Q3 at 97%. Pet stations, BBQ area, package lockers, walking path, and signage work have been completed.

Investment Updates

BENTLEY APARTMENTS



LOCATION:
GROVE CITY, OH

PROPERTY TYPE:
MULTIFAMILY

INVESTMENT AMOUNT:
$8,000,000

INVESTMENT TYPE:
JOINT VENTURE EQUITY

ACQUISITION DATE:
10/13/2021

BUSINESS PLAN:
Acquire and renovate a highly occupied multifamily apartment community.

ASSET MANAGEMENT UPDATE:
Property occupancy ended Q3 at 97%. As of September 2024, 101 of the 138 units have been renovated since acquisition. Of those 101 units, 99 have been leased at an average premium of $192/month, or 15% over prior rents. The dog park, pool furniture installation, storage shed, landscaping and drainage, and shoring work on the property's structures have been completed.

HAVERFORD PLACE



LOCATION:
GEORGETOWN, KY

PROPERTY TYPE:
MULTIFAMILY

INVESTMENT AMOUNT:
$9,000,000

INVESTMENT TYPE:
JOINT VENTURE EQUITY

ACQUISITION DATE:
2/2/2022

BUSINESS PLAN:
Acquire and renovate a highly occupied multifamily apartment community.

ASSET MANAGEMENT UPDATE:
Property occupancy ended Q3 at 94%. As of September 2024, 89 of the 160 units have been renovated since acquisition. Of those 89 units, 88 have been leased at an average premium of $226/month, or 19% over prior rents. The pool renovation, enhanced dog park, additional signage, fitness center, BBQ area, clubhouse/business center, and playground have been completed.

Investment Updates

EDISON APARTMENTS



LOCATION:
GRESHAM, OR

PROPERTY TYPE:
MULTIFAMILY

INVESTMENT AMOUNT:
$5,500,000

INVESTMENT TYPE:
JOINT VENTURE EQUITY

ACQUISITION DATE:
3/30/2022

BUSINESS PLAN:
Acquire a highly occupied multifamily apartment community.

ASSET MANAGEMENT UPDATE:
Property occupancy ended Q3 at 91%. The wood re-staining, pergola, benches, grills, package lockers, and dog park have been completed.

COLUMBIA SQUARE


ADVISORS

LOCATION:
CINCINNATI, OH

PROPERTY TYPE:
MIXED-USE

INVESTMENT AMOUNT:
$4,000,000

INVESTMENT TYPE:
JOINT VENTURE EQUITY

ACQUISITION DATE:
8/23/2022

BUSINESS PLAN:
Acquire a highly occupied mixed-use asset consisting of an office property and retail center, perform capital improvements and execute a lease-renewal strategy.

ASSET MANAGEMENT UPDATE:
Portfolio occupancy ended Q3 at 97%. The real estate company has completed improvements to refresh and modernize the first and second floor lobbies and has begun work on minor roof repairs.

Investment Updates

ACROPOLIS


ACROPOLIS

LOCATION:
BEAVERCREEK, OH

PROPERTY TYPE:
OFFICE

INVESTMENT AMOUNT:
$7,700,000

INVESTMENT TYPE:
JOINT VENTURE EQUITY

ACQUISITION DATE:
6/9/2023

BUSINESS PLAN:
Acquire a highly occupied office portfolio adjacent to one of the largest U.S. Air Force Bases, perform capital improvements and execute a lease renewal strategy.

ASSET MANAGEMENT UPDATE:
Portfolio occupancy ended Q3 at 86% due to a 16,674 SF space vacating at the end of their lease term. This space was subsequently re-leased to a current tenant looking to expand their footprint. This lease, along with other leasing activity at the property, brings the leased percentage to 98%.

223 E TOWN



LOCATION:
COLUMBUS, OH

PROPERTY TYPE:
MULTIFAMILY

INVESTMENT AMOUNT:
$4,500,000

INVESTMENT TYPE:
JOINT VENTURE EQUITY

ACQUISITION DATE:
3/5/2024

BUSINESS PLAN:
Acquire a multifamily apartment community with the potential for steady cash flow.

ASSET MANAGEMENT UPDATE:
Property occupancy ended Q3 at 93%. As of September 2024, 36 of the 84 units have been renovated since acquisition. Of those 36 units, 32 have been leased at an average premium of $50/month, or 3% over prior rents. The renovation plan includes new backsplashes, updated water fixtures, and home technology package installations, which renovations have been completed under budget to date.

Net Asset Value (NAV)

The NAV per share calculation reflects the total value of our assets minus the total value of our liabilities, divided by the number of shares outstanding.

As with any methodology used to estimate value, the methodology employed calculating our NAV per share is based upon a number of estimates and assumptions about future events that may not be accurate or complete. Further, different parties using different assumptions and estimates could derive a different NAV per share, which could be significantly different from our calculated NAV per share. Our NAV will fluctuate over time and does not represent: (i) the price at which our shares would trade on a national securities exchange, (ii) the amount per share a shareholder would obtain if he, she or it tried to sell his, her or its shares or (iii) the amount per share shareholders would receive if we liquidated our assets and distributed the proceeds after paying all our expenses and liabilities.

*Our offering price per share equals our most recently announced NAV per share and will be adjusted at the beginning of every fiscal quarter (or as soon as commercially reasonable thereafter). On November 13, 2024, we announced that our NAV per share is $8.24, as of September 30, 2024. Accordingly, effective November 13, 2024, the offering price per share is $8.24. The price per share pursuant to our distribution reinvestment plan will equal our most recently announced NAV per share and any repurchases of shares made pursuant to our share repurchase program will be made at the most recent NAV per share (less any applicable discounts, as set forth in our offering circular).

Price Per Share (As of 11/13/24)*

$8.24

NAV Per Share (As of 9/30/24)

$8.24

Summary of Risks

Investing in RealtyMogul Income REIT's common shares is speculative and involves substantial risks. The "Risk Factors" section of the offering circular contains a detailed discussion of risks that should be considered before you invest.

These risks include, but are not limited to illiquidity, complete loss of capital, limited operating history, conflicts of interest and blind pool risk. RealtyMogul Income REIT's investments may be limited in assets or concentrated in a geographic region posing additional risks from natural disasters, economic downturns, and competition from other properties.

The annualized distribution rate is not a guarantee or projection of future distributions, and the board of managers may in the future declare lower distributions or no distributions at all for any given period. While the board of managers is under no obligation to do so, the annualized distribution rate assumes that the board of managers will declare quarterly distributions in the future similar to the distribution disclosed herein.

Risk Factors

Investing in the Company's common shares is speculative and involves substantial risks. The Company cannot assure you that it will attain its objectives or that the value of its assets will not decrease. Therefore, you should purchase these securities only if you can afford a complete loss of your investment.

You should carefully review the "Risk Factors" section of the Offering Circular which contains a detailed discussion of the material risks that you should consider before you invest in the common shares, a summary of which is provided below

Risk Factors:

- We have a limited operating history and there is no assurance that we will achieve our investment objectives.
- We may allocate the net proceeds from this offering to investments with which you may not agree.
- This is a blind pool offering as we have not identified all of the investments we intend to make. As such, you will not have the opportunity to evaluate our future investments before we make them, which makes your investment more speculative.
- Our ability to implement our investment strategy is dependent, in part, upon RM Securities' ability to successfully execute sales of our common shares on the Realty Mogul Platform, as defined below, which makes an investment in us more speculative
- There are conflicts of interest between us, our Manager and its affiliates.
- We depend on our Manager to select our investments and conduct our operations. We pay fees and expenses to our Manager and its affiliates that were determined as between related parties, and therefore we do not have the benefit of arm's length negotiations of the type normally conducted between unrelated parties.
- Our Manager's executive officers, and key real estate professionals are also officers, directors, managers and/or key professionals of Realty Mogul, Co. and its affiliates. As a result, they will face conflicts of interest, including time constraints and other conflicts created by our Manager's compensation arrangements with us and other affiliates of Realty Mogul, Co.
- Our Sponsor and Manager sponsors and advises RealtyMogul Apartment Growth REIT, Inc., respectively, a real estate program substantially similar to us, and they sponsor and advise additional companies that may compete with us, and neither our Sponsor nor our Manager has an exclusive management arrangement with us.
- By purchasing common shares in this offering, you are bound by the arbitration provisions contained in our subscription agreement which limits your ability to bring class action lawsuits or seek remedy on a class basis.

Risk Factors

- This offering is being made pursuant to recently adopted rules and regulations under Regulation A (“Regulation A”) of the Securities Act of 1933, as amended (the “Securities Act”). The legal and compliance requirements of these rules and regulations, including ongoing reporting requirements related thereto, are relatively untested.
- If we internalize our management functions, your interest in us could be diluted and we could incur other significant costs associated with being self-managed.
- Our Manager may change our targeted investments and asset allocation without the consent of shareholders, which could result in investments that are different from, and possibly riskier than, those described in this offering circular.
- We have paid, and may continue to pay, distributions from sources other than cash flow from operations, including borrowings, proceeds from asset sales or the sale of our securities in this or future offerings, which may reduce the amount of capital we ultimately invest in real estate and may negatively impact the value of your investment in our common shares.
- The internal accountants or asset managers of our Manager or its affiliates will calculate our NAV on a quarterly basis using valuation methodologies that involve subjective judgments and estimates. As a result, our NAV may not accurately reflect the amount that you might receive for your shares in a market transaction.
- Although we presently intend to complete a transaction providing liquidity to shareholders in the future, our LLC Agreement does not require our board of managers to pursue such a liquidity transaction.
- If we fail to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes and no relief provisions apply, we would be subject to entity-level federal income tax and, as a result, our cash available for distribution to our shareholders and the value of our shares could materially decrease.
- We may be subject to adverse legislative or regulatory tax changes.
- We will attempt to manage our portfolio so that we are not required to register as an investment company, such as a mutual fund. This may result in us not making potentially profitable investments, or in us disposing of investments at times that we otherwise would prefer to hold those investments.
- The compensation arrangements for our Manager, its affiliates and the personnel of our Manager and its affiliates may provide them an incentive to increase leverage in the Company or its investments, which may increase risk and volatility in the Company’s performance.

Previous Quarterly Reports

If you are looking for previously shared Income REIT Quarterly Reports, you may find them here:

1. **Q2 2024 Income REIT Quarterly Report**
2. **Q1 2024 Income REIT Quarterly Report**
3. **Q4 2023 Income REIT Quarterly Report**
4. **Q3 2023 Income REIT Quarterly Report**